Exhibit 31.1

CERTIFICATION

I, Benno Dorer, certify that:

1.	I have reviewed this Amendment No. 1 to this annual report on Form 10-K of The Clorox Company; and

2	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 30, 2016

/s/ Benno Dorer
Benno Dorer
Chairman and Chief Executive Officer